Exhibit 10.1

Bonus Incentive Plan for Fiscal Year 2005

Under the Bonus Incentive Plan for Fiscal Year 2005 (the “Plan”) employees of Landec Corporation (the “Company”) and its subsidiaries may earn cash bonuses for fiscal year 2005 based upon the achievement of specified annual performance goals and objectives relating to the Company and its subsidiaries, including goals based on the Company’s stock price and earnings per share, and controllable income of the Company’s subsidiaries and the status of certain regulatory submissions.  Bonuses are calculated by multiplying a percentage of each participant’s base salary by the percentage of the aggregate performance goals that is attained.  The percentage of base salary used to determine each participant’s cash bonus payment ranges from 5% to 100% of base salary.  Participants must attain a minimum percentage of the aggregate performance goals to receive a bonus under the Plan.  Also, participants must be employed by the Company or one of its subsidiaries at the time that bonuses are paid.  Bonus payments, if any, will be made in single lump sum cash payments as soon as practicable after the end of the Company’s fiscal year.

Pursuant to his employment agreement and based upon the attainment of specified annual performance goals and objectives of the Company for fiscal year 2005, Gary Steele, the Company’s Chief Executive Officer, has the opportunity to earn a bonus stock option award to purchase shares of the Company’s common stock, in addition to the opportunity to earn a cash bonus based on a percentage of base salary.  Mr. Steele’s cash bonus and bonus stock option award will be based upon certain annual performance goals tied to the Company’s stock price, earnings per share and completion of certain business transactions.  Mr. Steele’s cash bonus and bonus stock option award will be determined based on the percentage of the aggregate performance goals that is attained.  The bonus stock option award will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.